Exhibit 10.10
                            FIRST AMENDMENT
                                TO THE
                      COMPENSATION DEFERRAL PLAN
                           FOR EXECUTIVES OF
                  INTERNATIONAL MULTIFOODS CORPORATION
             (Amended and Restated as of September 17, 1993)


     The Compensation Deferral Plan for Executives of International Multifoods Corporation (Amended and Restated as of September 17, 1993) is amended as follows:

                                   I

     Section 3.7 is added effective January 1, 1997, to read as follows:

3.7 Notwithstanding any contrary provision of the Plan, no additional deferrals shall be allowed under the Plan on or after January 1, 1997, by any current Participant, and no new Participants shall be added to the Plan on or after January 1, 1997.

                                  II

     Section 4.5 is amended effective January 1, 1997, to read as follows:

4.5 The Account Balance of each Participant shall be credited as of the last day of each calendar quarter with interest at a rate equal to one-fourth of the annual rate reported for such date (or the next preceding business day) in the Federal Reserve Statistical Release as the yield on U.S. Treasury Bills with a constant maturity of 10 years. Such interest shall be credited based on the Account Balance as of the first day of the calendar quarter, reduced by any withdrawals or distributions made from the Account during the calendar quarter.